Exhibit 99.2

NEW YORK STATE
DEPARTMENT OF FINANCIAL SERVICES
ONE STATE STREET
NEW YORK, NEW YORK 10004

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In the Matter of :

METROPOLITAN COMMERCIAL BANK :

--x

CONSENT ORDER

The New York State Department of Financial Services (the "Department" or "DFS") and Metropolitan Commercial Bank ("MCB" or the "Bank") are willing to resolve the matters described herein without further proceedings.

WHEREAS, MCB is a New York State chartered banking institution that is supervised by the Department, with more than $6 billion in assets and a net income of $59.4 million as of December 31, 2022;

WHEREAS, MCB operates six branches in the State of New York and has more than 200 employees;

WHEREAS, MCB maintained a third-party debit card program through which certain third-party companies, including MovoCash, Inc. ("MovoCash") offered debit cards;

WHEREAS, compliance deficiencies at MovoCash and with respect to how the Bank oversaw the MovoCash program occurred such that unidentified, third-party fraud actors were able to misdirect hundreds of millions of dollars through MovoCash card accounts;

WHEREAS, MCB was successful in blocking approximately one-third of these funds for return to governmental authorities and voluntarily terminated its relationship with MovoCash in August of 2020;

WHEREAS, MCB has cooperated with the Department's investigation and has undertaken enhancements to its third-party debit card programs in an effort to prevent similar problems from recurring;

NOW THEREFORE, to resolve this matter without further proceedings pursuant to the Superintendent's authority under Sections 39 and 44 of the Banking Law, the Department finds as follows:

<u>THE DEPARTMENT'S FINDINGS FOLLOWING INVESTIGATION</u>

<u>Introduction</u>

1. MCB is a commercial bank headquartered in New York, New York, with a small branch network operating within the state. In addition to its commercial real estate and commercial and industrial loan origination programs, the Bank has served as the issuer for third-party debit card programs nationwide.

2. After an investigation that included the review of documents, the taking of testimony of certain employees at MCB, and multiple factual submissions and a presentation by the Bank, the Department has determined that MCB failed to properly oversee the relationship with MovoCash and did not act quickly enough to address serious deficiencies in the MovoCash program.

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3. The federal Bank Secrecy Act ("BSA") requires financial institutions to establish, implement, and maintain an effective anti-money laundering ("AML") program. New York law imposes these same requirements on regulated financial institutions.

4. A core component of an effective BSA/AML program is an institution's Customer Identification Program ("CIP"). Regulated financial institutions must implement a CIP that is appropriate for its size and type of business. The CIP is intended to enable the bank to form a reasonable belief that it knows the true identity of each of its customers through the use of reasonable and risk-based procedures.

5. A bank may contract for the bank's CIP responsibilities to be performed by a third party and use an agent to perform services on its behalf. Where a bank does so, the bank remains ultimately responsible for that third party's compliance with the requirements of the bank's CIP. As such, banks must establish adequate controls and review procedures for such relationships.

Factual Findings

6. In 2016, MCB and MovoCash entered into a Prepaid Card Issuer and Program Management Agreement (the "MovoCash Agreement") pursuant to which MCB became the issuing bank for MovoCash's Digital Prepaid Visa Card program (the "MovoCash Prepaid Card Program"). In connection with the MovoCash Prepaid Card Program, MovoCash marketed prepaid, stored value, or payment cards to consumers as a third-party program manager for MCB. MovoCash's prepaid cards were issued by the Bank and constituted MCB accounts for purposes of CIP. Pursuant to the MovoCash Agreement, the Bank was responsible for ensuring that MovoCash's customer identification process met the Bank's CIP as required by applicable

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law, including that the program manager form a reasonable belief as to the identity of the customers for these accounts.

7. As early as January 2020, senior compliance personnel at the Bank became aware that a primary risk associated with the Bank's third-party prepaid card programs, including MovoCash, was fraudulent account openings. Specifically, senior compliance personnel observed that the primary complaint received by the Bank in connection with these programs was that fraud actors opened these prepaid card accounts using another individual's identity and directed payments, including direct deposit payroll payments and government benefits, onto the fraudulently opened cards.

8. Additionally, in late January 2020, senior compliance personnel at the Bank were alerted by a third-party business partner of the Bank that there had been an increase in the volume of unusual transaction activity in connection with MovoCash prepaid accounts. Specifically, the primary transaction activity observed in connection with certain MovoCash accounts was wire transfer activity, which is indicative of money laundering or other illicit activity. The Bank inquired about this transaction activity with MovoCash, which responded that the relevant activity had been identified and addressed, and that the volume of such activity had substantially diminished. At that time, the Bank took no further steps to ensure that this type of transaction activity would not recur within the MovoCash program.

9. Beginning in March 2020, the Bank was on notice that it needed to be on heightened alert for fraud in connection with the then-emerging COVID-19 pandemic. On March 10, 2020, for example, the Department issued its Guidance to New York State Regulated Institutions and Request for Assurance of Operational Preparedness Relating to the Outbreak of the Novel Coronavirus (the "March 10, 2020, DFS Guidance"). The March 10, 2020, DFS

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20. MCB failed to submit a report to the Superintendent, in violation of 23 N.Y.C.R.R. §§ 300.1 and 300.4.

NOW THEREFORE, to resolve this matter without further proceedings, the Department and the Bank stipulate and agree to the following terms and conditions:

SETTLEMENT PROVISIONS

Monetary Penalty

21. No later than ten (10) days after the Effective Date (as defined below) of this Consent Order, the Bank shall pay a total civil monetary penalty pursuant to New York Banking Law §§ 39 and 44 to the Department in the amount of fifteen million and 00/100 U.S. dollars ($15,000,000.00). The payment shall be in the form of a wire transfer in accordance with instructions provided by the Department.

22. The Bank shall not claim, assert, or apply for a tax deduction or tax credit with regard to any U.S. federal, state, or local tax, directly or indirectly, for any portion of the civil monetary penalty paid pursuant to this Consent Order.

23. The Bank shall neither seek nor accept, directly or indirectly, reimbursement or indemnification with respect to payment of the penalty amount, including but not limited to, payment made pursuant to any insurance policy.

Remediation and Reporting

24. Within ninety (90) days of this Consent Order's effective date, MCB shall submit to the Department for its review a detailed, written description of all elements of its current program to supervise its third-party program managers, including without limitation:

a. due diligence efforts with respect to new partnerships with third-party program managers;

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requirements, relevant state laws and regulations, and relevant internal policies and procedures.

Corporate Governance and Management Oversight

26. Within ninety (90) days of the execution of this Consent Order, the Bank shall submit to the Department a Status Report acceptable to the Department on updates to the Bank's sustainable governance framework in connection with its oversight of third-party program managers of the Bank's prepaid debit card programs that, at a minimum, addresses, considers, and includes:

a. actions the Bank has undertaken and will continue to undertake to maintain effective control over, and oversight of, MCB management's compliance with BSA/AML requirements and relevant state laws and regulations;

b. clearly defined roles, responsibilities, and accountability regarding compliance with BSA/AML requirements and state laws and regulations for the Bank's respective management, compliance personnel, and internal audit staff;

c. measures to ensure BSA/AML issues are appropriately tracked, escalated, and reviewed by the Bank's senior management;

d. measures to ensure that the person or groups at the Bank charged with the responsibility of overseeing the Bank's compliance with BSA/AML requirements and relevant state laws and regulations possess appropriate subject matter expertise and are actively involved in carrying out such responsibilities;

e. adequate resources to ensure the Bank's compliance with this Order, BSA/AML requirements, and state laws and regulations; and

f. an appropriate and effective reporting structure that permits the Bank's BSA/AML compliance officer to report information in a timely and complete manner to the Bank thereof.

Customer Identification Program

27. Within ninety (90) days of the execution of this Consent Order, the Bank shall submit a Status Report acceptable to the Department on an enhanced Customer Identification

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For Metropolitan Commercial Bank: Fred Erikson, Esq. General Counsel Metropolitan Commercial Bank 99 Park A venue, 12th Floor New York, New York 10016 Nicole Friedlander, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Miscellaneous 39. This Consent Order and any dispute thereunder shall be governed by the laws of the State of New York without regard to any conflicts of laws principles. 40. This Consent Order may not be altered, modified, or changed unless in writing and signed by the parties hereto. 41. This Consent Order constitutes the entire agreement between the Department and the Bank and supersedes any prior communication, understanding, or agreement, whether written or oral, concerning the subject matter of this Consent Order. 42. Each provision of this Consent Order shall remain effective and enforceable against the Bank, its successors, and assigns, until stayed, modified, suspended, or terminated by the Department. 43. In the event that one or more provisions contained in this Consent Order shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Consent Order. 44. No promise, assurance, representation, or understanding other than those contained in this Consent Order has been made to induce any party to agree to the provisions of this Consent Order. 14

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IN WITNESS WHEREOF, the parties have caused this Consent Order to be signed on he dates set forth below.

NEW YORK STATE DEPARTMENT OF FINANCIAL SERVICES

By: ____________________
KATHRYN A. TAYLOR
Senior Assistant Deputy Superintendent
Consumer Protection and Financial
Enforcement

October 18, 2023

By: ____________________
KEVIN R. PUVALOWSKI
Acting Executive Deputy Superintendent
for Consumer Protection and Financial
Enforcement

October 18, 2023

METROPOLITAN COMMERCIAL BANK

By: ____________________
MARK R. DEFAZIO
President and Chief Executive Officer

October 18, 2023

THE FOREGOING IS HEREBY APPROVED. IT IS SO ORDERED.

____
ADRIENNE A. HARRIS
Superintendent of Financial Services

October 18, 2023

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